Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 726-5376

IR@flotekind.com

Flotek Industries Announces Retention of MHA Petroleum Consultants by CnF® Special Technical Committee; Announces Select, Preliminary Fourth Quarter Results; Appointment of Independent Board Committee and SEC Inquiry; Reaffirms Fourth Quarter and Year-End Earnings Release Date and Conference Call Schedule

HOUSTON, January 19, 2016 /PRNewswire/ — Flotek Industries, Inc. (NYSE: FTK - News) (“Flotek” or the “Company”) announced today that the Special Technical Committee (the “Technical Committee”) appointed to develop an independent methodology to analyze the performance of Flotek’s CnF® chemistries has retained MHA Petroleum Consultants, LLC (“MHA”) of Denver as the principal investigators for the project.

The Company also provided commentary on fourth quarter activity, the creation of a special committee of independent directors to direct the review of issues related to the Company’s FracMax® software and the efficacy of CnF®, and notice from the U.S. Securities and Exchange Commission of an inquiry related to FracMax® software and the efficacy of CnF®.

Special Technical Committee Retention of MHA Petroleum Consultants

The Technical Committee, formed to review issues surrounding the Company’s FracMax® software and the efficacy of CnF® in completions, announced that it retained Denver-based MHA Petroleum Consultants as advisors to assist in its charge of independently validating the effectiveness of CnF® and assist in the review of the FracMax® software and associated database.

MHA is an oil and gas consulting concern that provides a broad range of services, such as corporate planning and reporting, acquisition and disposition, litigation support and identification of optimal plans for field development and depletion. MHA conducts reserve and resource evaluations in the U.S. and internationally, onshore and offshore. MHA has experience in converting complex technical reservoir data, production forecasts, and economic information into reserve and resource valuations. Its integrated analysis incorporates the disciplines of geophysics, geology, petrophysics, production facility engineering, economic valuation and risk assessment. The firm assists companies across the energy spectrum in analyzing production and reserve data, including the evaluation of various drilling, completion and production techniques and strategies.

Tim Hower, MHA’s Chief Executive Officer, is the principal investigator conducting the CnF® studies. Mr. Hower has over thirty years of petroleum engineering evaluation experience spanning a broad range of issues including unconventional reservoir assessment and reserves, field development planning, reservoir simulation and enhanced recovery. He holds a BS in petroleum engineering and an MS in petroleum engineering, both from Pennsylvania State University. Mr. Hower is a licensed petroleum engineer in the state of Colorado and Wyoming.

MHA’s work began in November 2015 with the development of a methodology to assess the impact of CnF® on production, including attention to data collection focused on ensuring, as much as possible, the accuracy of third party data to be used in the analytical model. MHA has been tasked with reviewing CnF® performance in three basins: The Denver-Julesburg Basin of Colorado, the Permian Basin of Texas and the South Texas Basin. It is anticipated that the results will be released on a basin-by-basin basis, beginning with the Denver-Julesburg Basin, once the studies are completed and reviewed.

MHA began its investigation in the Denver-Julesburg Basin because of readily available data for this basin, including both input data as well as well-centric production data. As the Company noted in its November 2015 release regarding issues and errors in the FracMax® analytical process, production data from Texas is aggregated by lease or unit, making analysis of individual well production data more complex and time-consuming.

Preliminary Fourth Quarter Activity Commentary

While the Company is still finalizing results for the quarter and year ending December 31, 2015, Flotek today provided the following color on select operations for the three-months ended December 31, 2015.

While overall oilfield activity continued to see sequential declines in the fourth quarter, the Company’s CnF® chemistry business was resilient in the three-month period. CnF® volumes in the fourth quarter are expected to increase by approximately 5% and, when compared to the fourth quarter of 2014, are expected to increase by greater than 20%. CnF® revenues are likely to be flat when compared to third quarter revenues and down approximately 4% when compared to year-ago levels. The expected decline in revenues is primarily a result of a combination of previously discussed product substitution and volume incentive pricing to large customers.

The non-CnF® chemistry business is expected to be meaningfully weaker due to the overall deceleration in market activity and activity curtailment by a major customer in the quarter. Similarly, the Company anticipates the Drilling Technologies segment to post a decline of approximately 5% in sequential revenue and over 60% in year-over-year sales, consistent with overall deterioration in industry activity.

“We are pleased with the strength in CnF® activity, especially given the sharp decline in overall oilfield activity,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “We believe continued market penetration and the positive impact on client performance have helped us increase CnF® volumes in a very difficult oilfield environment. While we understand the challenges ahead, we plan to continue our strategy to build the validation portfolio and work hard to convert those validations into commercial clients regardless of the market environment.”

Establishment of Special Committee and SEC Inquiry

As a result of issues raised in an independent report regarding the accuracy of the Company’s FracMax® software and efficacy of the Company’s CnF® completion chemistries, the Company was named as a defendant in a number of shareholder class action and derivative lawsuits. In addition, the Company received notice from the U.S. Securities and Exchange Commission (“SEC”) that it has opened an inquiry related to similar issues.

The Company’s Board of Directors subsequently formed a Special Committee consisting of five independent members of the Board of Directors to conduct an independent review of the issues as well as any other relevant issues that may arise in connection with the shareholder litigation or SEC inquiry.

Reaffirms Fourth Quarter and Year-End Earnings Release Date and Conference Call Schedule

Flotek reaffirms plans to host a conference call on Thursday, January 28, 2016, at 7:00 a.m. CST (8:00am EST) to discuss its financial and operating results for the twelve-months ended December 31, 2015. Flotek intends to provide dial-in information through a press release on January 27, 2016.

Flotek plans to file its 10-K after the market close on Wednesday, January 27, 2016. In addition, the Company intends to provide additional details regarding operating results in a press release after the market close on January 27, 2016.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.